Exhibit 4.5

STRICTLY CONFIDENTIAL

SECONDARY SALE PURCHASER AGREEMENT

dated as of September 19, 2013

by and between

ANCHOR BANCORP WISCONSIN INC.

and

THE UNDERSIGNED ENTITY

TABLE OF CONTENTS

		Page
ARTICLE I

PURCHASE; CLOSING
1.1	Purchase	2
1.2	Closing	3
ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1	Disclosure	4
2.2	Representations and Warranties of the Company	5
2.3	Representations and Warranties of the Investor	24

ARTICLE III

COVENANTS

3.1	Filings; Other Actions	29
3.2	Access, Information and Confidentiality	30
3.3	Reasonable Best Efforts	31

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Governance Matters	31
4.2	Transfers; Legend; Form D	32
4.3	Indemnity	33
4.4	Preemptive Rights	34
4.5	Registration Rights	36
4.6	Takeover Laws; No Rights Triggered	47
4.7	Avoidance of Control	48
4.8	ERISA Matters	48

ARTICLE V

TERMINATION

5.1	Termination	49
5.2	Effects of Termination	49
5.3	Automatic Termination	49
5.4	Notice of Other Terminations	49

i

ARTICLE VI

MISCELLANEOUS

6.1	Survival	49
6.2	Expenses	50
6.3	Amendment	50
6.4	Waivers	50
6.5	Counterparts and Facsimile	50
6.6	Governing Law	50
6.7	Waiver of Jury Trial	51
6.8	Notices	51
6.9	Entire Agreement, Etc.	52
6.10	Other Definitions	52
6.11	Captions	53
6.12	Severability	53
6.13	No Third-Party Beneficiaries	53
6.14	Time of Essence	54
6.15	Public Announcements	54
6.16	Specific Performance	54
6.17	No Recourse	54

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.10(a)
Agency	2.2(z)(4)
Agreement	Introduction
Amended Charter	Recitals
Articles of Incorporation	2.2(a)(2)
Bank	2.1(b)
Bankruptcy Case	Recitals
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Beneficial Owner	6.10(h)
Beneficial Ownership	6.10(h)
Beneficially Own	6.10(h)
Benefit Plan	2.2(p)(1)
Board of Directors	Recitals
BSA	2.2(n)(1)
Burdensome Condition	2.2(e)
business day	6.10(f)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Introduction
Company 10-K	2.2(c)(1)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(c)(1)
Company Reports	2.2(g)(1)
Company Restricted Stock	2.2(c)(1)
Company Rights Agreement	2.2(v)(2)
Company Significant Agreement	2.2(k)(1)
Company Stock Option	2.2(c)(1)
Company Stock Option Plans	2.2(c)(1)
Company Subsidiaries	2.2(b)(1)
Company Subsidiary	2.2(b)(1)
Company’s knowledge	6.10(i)
control	6.10(a)
controlled by	6.10(a)
CRA	2.2(n)(7)
Credit Agreement	Recitals
De Minimis Claim	4.3(d)
Debt Issuance	Recitals
Delaware Conversion	Recitals
Disclosure Schedule	2.1(a)

Environmental Laws	2.2(u)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(2)
ERISA Plan	2.2(p)(3)
Exchange Act	2.2(g)(1)
Exempted Issuance	4.4(d)
Expedited Issuance	4.4(e)
FDI Act	2.2(b)(2)
FDIC	2.2(b)(2)
Federal Reserve	2.2(e)
GAAP	2.1(b)
Governmental Approval	6.10(j)
Governmental Entity	2.2(d)(3)
HOLA	2.2(a)(2)
Holder	4.5(k)(1)
Holders’ Counsel	4.5(k)(2)
Indemnified Party	4.3(b)
Indemnifying Party	4.3(b)
Indemnitee	4.5(g)(1)
Information	3.2(b)
Insurer	2.2(z)(4)
Intellectual Property	2.2(w)(2)
Investment	Recitals
Investment Manager	2.3(f)
Investor	Introduction
Investor Designated Director	4.5(a)(3)(ii)
Investor Related Party	6.17
IRS	2.2(i)
knowledge of the Company	6.10(i)
Lenders	Recitals
Liens	1.2(b)(1)
Loan Investor	2.2(z)(4)
Loans	2.2(z)(1)
Losses	4.3(a)
Material Adverse Effect	2.1(b)
New Issuance	4.4(a)
New Security	4.4(a)
Observer	4.5(a)(3)(ii)
OCC	2.2(e)
OFAC	2.2(n)(6)
Other Secondary Sales	Recitals
PATRIOT Act	2.2(n)(1)
Pending Underwritten Offering	4.5(l)
Pension Plan	2.2(p)(3)
Per Share Purchase Price	Recitals
Permitted Liens	2.2(h)

person	6.10(g)
Petition Date	Recitals
Piggyback Registration	4.5(a)(4)
Placement Agent	2.2(y)
Plan Asset Regulations	4.8
Plan of Reorganization	Recitals
Preemptive Amount	4.4(a)
Preemptive Rights	4.4(b)
Preemptive Rights Notice	4.4(a)
Previously Disclosed	2.1(c)
Primary Investment Transactions	Recitals
Purchase Price	1.2(b)(2)
Purchased Shares	1.1
Qualifying Ownership Interest	3.2(a)
Register	4.5(k)(3)
registered	4.5(k)(3)
Registrable Securities	4.5(k)(4)
registration	4.5(k)(3)
Registration Expenses	4.5(k)(5)
Regulatory Agreement	2.2(x)
Required Approvals	2.2(e)
Rights Agent	2.2(v)(2)
Rule 144	4.5(k)(6)
Rule 144A	4.5(k)(6)
Rule 158	4.5(k)(6)
Rule 159A	4.5(k)(6)
Rule 405	4.5(k)(6)
Rule 415	4.5(k)(6)
Rule 424	4.5(k)(6)
Scheduled Black-out Period	4.5(k)(7)
SEC	2.1(c)
Secondary Sale Agreement	Recitals
Secondary Treasury Sales	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.5(k)(8)
Senior Debt Settlement	Recitals
Shelf Registration Statement	4.5(a)(2)
Special Registration	4.5(i)
Takeover Law	2.2(v)(1)
TARP Exchange	Recitals
TARP Preferred Stock	Recitals
TARP Warrant	Recitals
Tax	2.2(i)
Tax Return	2.2(i)
Taxes	2.2(i)
Threshold Amount	4.3(d)

v

Transaction Deadline	5.1(b)
Transactions	2.2(c)(1)
Treasury	Recitals
Treasury Issuance	Recitals
Treasury Regulation	2.2(i)
U.S. Bank	Recitals
under common control with	6.10(a)
Unlawful Gains	2.2(n)(4)
VCOC	4.8
VCOC Investor	4.8
Voting Debt	2.2(c)(1)

SECONDARY SALE PURCHASER AGREEMENT, dated as of September 19, 2013 (this “Agreement”), by and between Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the “Company”), and the undersigned entity (the “Investor”).

RECITALS:

A.	Bankruptcy Case. On August 12, 2013 (the “Petition Date”), the Company filed a voluntary bankruptcy petition (the “Bankruptcy Case”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Western District of Wisconsin (the “Bankruptcy Court”). The Company intends for the Transactions (as defined below) to be effected under a plan of reorganization of the Company to be confirmed by order of the Bankruptcy Court (the “Plan of Reorganization”). A draft of the Plan of Reorganization has been provided to the Investor prior to delivery of the Investor’s executed signature page hereto.

B.	Investment. Following the confirmation of the Plan of Reorganization by the Bankruptcy Court, the Company intends to sell in several private placement transactions (collectively, the “Primary Investment Transactions”) to investors identified by the Company a number of shares of common stock, par value $0.10, of the Company (the “Common Stock”) at a price per share of Common Stock equal to $0.10 (the “Per Share Purchase Price”) on the terms and conditions described in the stock purchase agreements for the Primary Investment Transactions.

C.	Senior Debt. In connection with the Primary Investment Transactions and under the Plan of Reorganization, the Company intends to settle in full all of the Company’s obligations (including with respect to unpaid principal balance, accrued but unpaid interest thereon and all administrative and other fees or penalties) under the Amended and Restated Credit Agreement, dated as of June 9, 2008 (as amended from time to time, the “Credit Agreement”), among the Company, U.S. Bank National Association, as administrative agent (“U.S. Bank”), and the lenders from time to time party thereto (collectively with U.S. Bank, the “Lenders”), for an amount of cash equal to $49,000,000 (plus expense reimbursement as contemplated under the Credit Agreement) (the “Senior Debt Settlement”). On or prior to the Petition Date, the Company received from the Lenders written consents to vote (including written ballots themselves) in sufficient amount and number to cause the class of Lenders under the Plan of Reorganization to accept such Plan of Reorganization.

D.	U.S. Treasury. In connection with the Primary Investment Transactions and under the Plan of Reorganization, the Company intends to (i) exchange the 110,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of the Company (the “TARP Preferred Stock”) currently held by the United States Department of the Treasury (the “Treasury”) for 60,000,000 shares of Common Stock in the aggregate (the “Treasury Issuance”) and (ii) cancel the related warrant to purchase 7,399,103 shares of Common Stock at an exercise price of $2.23 per share held by the Treasury (the “TARP Warrant”) in its entirety (collectively, the “TARP Exchange”).

E.	Secondary Treasury Sale. Immediately following the TARP Exchange, the Treasury intends to sell to the Investor, and the Investor will purchase from the Treasury, as an investment in the Company, a number of shares of Common Stock specified on the Investor’s signature page hereto in respect of certain shares of Common Stock delivered to the Treasury in connection with the TARP Exchange at a purchase price per share equal to the Per Share Purchase Price (the “Investment”) on the terms and conditions described in the securities purchase agreement between the Investor and Treasury (the “Secondary Sale Agreement”). In connection with the Investment, the Company desires to make certain representations and warranties to the Investor and provide certain rights to the Investor as a stockholder of the Company.

F.	Other Secondary Treasury Sales. Contemporaneously with the Investment, the Treasury intends to sell in several other private placement transactions to other investors to be identified by the Company and acceptable to the Treasury shares of Common Stock at the Per Share Purchase Price contemporaneously with the closing of the Investment (collectively, the “Other Secondary Sales”). The Investment and the Other Secondary Sales are collectively referred to as the “Secondary Treasury Sales”).

G.	Debt Issuance. In connection with the Primary Investment Transactions, the Company intends to issue to certain investors up to $30 million of newly-issued unsecured indebtedness, on the terms contemplated by Exhibit A (the “Debt Issuance”).

H.	Delaware Conversion and Amended Charter. Under the Plan of Reorganization, the Company will (i) convert from a Wisconsin corporation to a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law (the “Delaware Conversion”) and (ii) file the Articles of Incorporation in the form contemplated by Exhibit B (the “Amended Charter”) with the Secretary of State of the State of Delaware in order to, among other things, increase the number of authorized shares of Common Stock to at least 2,000,000,000 shares or such larger number as the board of directors of the Company (the “Board of Directors”) determines is necessary to effectuate the Primary Investment Transactions and the TARP Exchange and adopt certain restrictions on acquisitions and dispositions of securities and to make certain other changes.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth herein and the Secondary Sale Agreement, the Investor will purchase from the Treasury, and the Treasury will sell to the Investor, the number of shares of Common Stock specified on the Investor’s signature page hereto and in the Secondary Sale Agreement (such shares of Common Stock sold to the Investor by the Treasury, the “Purchased Shares”).

1.2 Closing.

(a) Subject to the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in the Secondary Sale Agreement , the closing of the Investment (the “Closing”) shall take place immediately after the TARP Exchange and contemporaneously with the closing of the Other Secondary Sales at the same location as the closing of the TARP Exchange, or remotely via the electronic or other exchange of documents and signature pages, as soon as practicable, or at such other place or such other date as agreed to by the Treasury and the Investor pursuant to the Secondary Sale Agreement. The date of the Closing is referred to as the “Closing Date.”

(b) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing set forth in the Secondary Sale Agreement, at the Closing:

(1) the Treasury will deliver to the Investor the Purchased Shares, free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (other than restrictions on transfer imposed by applicable securities laws or as contemplated by this Agreement) (“Liens”), as evidenced by one or more certificates dated the Closing Date and bearing the appropriate legends as herein provided;

(2) the Investor will deliver to the Treasury, by wire transfer of immediately available funds to an account or accounts designated by the Treasury, an amount equal to the purchase price specified on the Investor’s signature page hereto and in the Secondary Sale Agreement (the “Purchase Price”); it being understood and agreed that the Investor must have received the Purchased Shares (pursuant to its written delivery instructions provided to the Treasury prior to the Closing) prior to being obligated to wire such funds;

(3) the Company will deliver to the Investor a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that (A) the representations and warranties of the Company set forth in Section 2.2 of this Agreement that (i) are not made as of a specific date shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date, and (ii) are made as of a specific date shall have been true and correct as of such specific date, in each case, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect (as defined below) qualifications contained therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (x) the representations and warranties of the Company set forth in Sections 2.2(a), 2.2(b)(1) and (2), 2.2(d), 2.2(f) and 2.2(v) shall be true and correct in all material respects, (y) the representations and warranties of the Company set forth in Sections 2.2(b)(3), 2.2(j)(3), 2.2(q) and 2.2(y) shall be true and correct in all respects, and (z) the representations and warranties of the Company set forth in Section 2.2(c)(1) shall be true and correct except to a de minimis extent) and (B) the Company has performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement; and

(4) the Investor will deliver to the Company a certificate signed on behalf of the Investor by a senior executive officer certifying to the effect that (A) the representations and warranties of the Investor set forth in Section 2.3 of this Agreement that (i) are not made as of a specific date shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date, and (ii) are made as of a specific date shall have been true and correct in all material respects as of such specific date, in each case, without regard to any materiality qualifications contained therein, except to the extent that any inaccuracies in such representations and warranties, taken as a whole, are not reasonably expected to materially and adversely affect the Investor’s ability to consummate the transactions contemplated by this Agreement in a timely manner and (B) the Investor has performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure.

(a) On or prior to the date of this Agreement, the Company delivered to the Investor a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of its covenants contained in this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

(b) As used in this Agreement, the term “Material Adverse Effect” means any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (1) would reasonably be expected to be material and adverse to the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, other than any such fact, event, change, condition, development, circumstance or effect attributable to, resulting from, arising out of or relating to (i) the Bankruptcy Case, (ii) any change or proposed change, after the date hereof, in banking or similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (iii) any change, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or interpretations thereof, (iv) changes, after the date hereof, affecting the financial services industry generally, the United States economy or general economic conditions, including changes in prevailing interest rates, credit markets, secondary or mortgage market conditions or housing price appreciation/depreciation trends, including changes to any previously correctly applied asset marks resulting therefrom, (v) national or international political or social conditions, including the engagement by the United States in hostilities or escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices, (vi) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending after March 31, 2013; provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that any fact, event, change, condition, development, circumstance or effect underlying such a failure has resulted in, or contributed to, a Material Adverse Effect, (vii) any actions taken with the prior written consent of the Investor, (viii) the Regulatory Agreements applicable to the Company or AnchorBank, fsb (the “Bank”), or (ix) compliance with the terms of, or the taking of any action required by, this Agreement, except in the case of the foregoing clauses (ii), (iii), (iv) or (v), to the extent any fact, event, change, condition, development, circumstance or effect referred to therein has or would reasonably be expected to have a disproportionate impact on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated industry participants, or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing.

(c) “Previously Disclosed” with regard to the Company (1) means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) includes information publicly disclosed by the Company in the Company Reports (as defined below) filed by it with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) on or after March 31, 2012 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” or any other statements or disclaimers that are predictive, qualitative, subjective or forward-looking in nature) prior to July 19, 2013.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority.

(1) As of the date of this Agreement, the Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have or reasonably be expected to have a Material Adverse Effect and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. As of the Closing, as a result of the Delaware Conversion, and subject to confirmation of the Plan of Reorganization by the Bankruptcy Court, the Company shall be a corporation duly organized and validly existing under the laws of the State of Delaware, duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have or reasonably be expected to have a Material Adverse Effect and will have corporate power and authority to own its properties and assets and to carry on its business as it is then being conducted.

(2) The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act (the “HOLA”) . The Company has Previously Disclosed true, correct and complete copies of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) and the Company’s bylaws as amended through the date of this Agreement. The Company is not in violation of any of the provisions of the Articles of Incorporation or its bylaws.

(b) Company’s Subsidiaries.

(1) The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any Liens with respect thereto. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(2) The Bank is duly organized and validly existing as a federal savings association and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act (the “FDI Act”) and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has Previously Disclosed true, correct and complete copies of the charter and bylaws of the Bank as amended through the date of this Agreement. No Company Subsidiary is in violation of any of the provisions of its articles of incorporation or bylaws.

(3) The Company beneficially and of record owns all of the outstanding capital stock of the Bank.

(c) Capitalization.

(1) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10 (the “Company Preferred Stock”). As of the date hereof, there are 21,247,225 shares of Common Stock outstanding and 110,000 shares of TARP Preferred Stock and no other Company Preferred Stock outstanding, and the TARP Warrant allows for the purchase of 7,399,103 shares of Common Stock by the Treasury at an exercise price of $2.23 per share. As of the date hereof, there are (i) outstanding stock options issued under the Company’s 2001 Stock Option Plan for Non-Employee Directors, as amended or supplemented, as filed as exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 (the “Company 10-K”), and under the Company’s 1995 Stock Option Plan for Non-Employee Directors, as amended or supplemented, as filed as exhibit 10.4 to the Company 10-K, to purchase an aggregate of 80,000 shares of the Common Stock (each, a “Company Stock Option”) and (ii) an aggregate of 40,345 shares of restricted stock (“Company Restricted Stock”) outstanding under the Company’s 2004 Equity Incentive Plan, as filed as exhibit 10.10 to the Company 10-K (together with the 2001 Stock Option Plan for Non-Employee Directors and the 1995 Stock Option Plan for Non-Employee Directors, the “Company Stock Option Plans”) and (iii) 1,240,314 shares of Common Stock reserved for issuance under the Company Stock Option Plans. As of the date hereof, other than in respect of the TARP Warrant, the Company Rights Agreement, awards outstanding under or pursuant to the Company Stock Option Plans and for purposes of the Primary Investment Transactions, the Senior Debt Settlement, the TARP Exchange, the Debt Issuance, the Delaware Conversion and the Amended Charter (collectively, the “Transactions”), no shares of Common Stock or Company Preferred Stock are reserved for issuance. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except in connection with the Transactions, neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except as set forth elsewhere in this Section 2.2(c), or in connection with the Transactions, or as Previously Disclosed, and subject to confirmation of the Plan of Reorganization by the Bankruptcy Court, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock pursuant to the Primary Investment Transactions or the TARP Exchange.

(2) Section 2.2(c)(2) of the Disclosure Schedule sets forth the following information with respect to each Company Stock Option and share of Company Restricted Stock, which is true and correct as of the date of this Agreement: (A) the name of each holder of Company Stock Options and Company Restricted Stock and (B) the number of shares of Common Stock subject to such Company Stock Option and the number of shares of Company Restricted Stock, and, as applicable, the grant date, exercise price, number of shares vested or not otherwise subject to restrictions, vesting schedule and the Company Stock Option Plan under which such Company Stock Options or shares of Company Restricted Stock were granted. Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.

(d) Authorization. Subject to the confirmation of the Plan of Reorganization by the Bankruptcy Court:

(1) The Company has the corporate power and authority to enter into this Agreement and the agreements for the other Transactions and, subject to the completion of the Delaware Conversion and effectiveness of the Amended Charter, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the agreements for the other Transactions by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the failure to complete the Delaware Conversion or cause the Amended Charter to become effective or by general equitable principles (whether applied in equity or at law). No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement or the agreements for the other Transactions, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated hereby or thereby.

(2) Neither the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of

(i) subject to completion of the Delaware Conversion and the effectiveness of the Amended Charter, its Articles of Incorporation or bylaws (or similar governing documents) or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) assuming that the Governmental Approvals contemplated by clause (3) are duly obtained, violate in any material respect any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties.

(3) Other than the securities or blue sky laws of the various states and filings, notices, approvals or clearances required under federal or state banking laws or the Regulatory Agreements, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the Transactions.

(e) Knowledge as to Required Approvals. As of the date of this Agreement, the Company has no knowledge of any reason relating to the Company or any Company Subsidiary why the Required Approvals will not be obtained without the imposition of any Burdensome Condition. “Required Approvals” means all Governmental Approvals of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or the Office of the Comptroller of the Currency (the “OCC”) required to have been obtained at or prior to the Closing Date for the consummation or effectiveness (as applicable) of the Transaction. “Burdensome Condition” means, with respect to the Investor, (A) any restraint or condition imposed by or contained in any Required Approval that would reasonably be expected to impair in any material respect the benefits to the Investor of the Investment or (B) any modification of governance arrangements of the Investor or its Affiliates required with respect to any Required Approval, or any capital or other support requirements imposed on the Investor or its Affiliates by any Required Approval, in each case except for standard passivity and anti-association commitments to the Federal Reserve

(f) Financial Statements; Accounting Treatment of the Transactions. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC on or after March 31, 2010 and prior to the date of this Agreement (collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and non-material year-end audit adjustments in the case of unaudited Company Financial Statements).

(g) Reports.

(1) Since March 31, 2010, the Company and each Company Subsidiary have timely filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it, and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date, or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”). As of the date of this Agreement, no executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, (B) has implemented and maintains internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (C) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2009, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. Except for any Permitted Liens (as defined below), the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of March 31, 2013 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been repossessed or as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (1) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (2) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable and (3) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. Except as has not had or would not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing material default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

(i) Taxes. Each of the Company and the Company Subsidiaries has timely filed all federal, state, county, local and foreign Tax Returns (as defined below) required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects, and paid all Taxes (as defined below) owed by it and no material Taxes owed by it or assessments received by it are delinquent. With respect to Taxes not yet due, the Company has made adequate provision in the financial statements of the Company (in accordance with GAAP). The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended March 31, 2009, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”) closed because of the expiration of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding for the assessment or collection of Taxes and no material deficiencies have been proposed in writing by any Governmental Entity in connection with an audit or examination of the Tax Returns of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided on the Company Financial Statements. Each of the Company and the Company Subsidiaries has withheld and paid all material Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary is a party to, is bound by or has any material obligation under, any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary. Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor or otherwise. Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable. The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Company Subsidiary has undergone an “ownership change” within the meaning of Code Section 382(g), and the consummation of the Transactions should not cause an “ownership change” within the meaning of Code Section 382(g). Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a Governmental Entity relating to Taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code, in each case except in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes, customs, duties, governmental fees or other like assessments or charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, transfer, sales, use, license, alternative or add on minimum, escheatment or unclaimed property, capital stock, payroll, employment, unemployment, social security, workers’

compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) filed or required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing. “Treasury Regulation” means any final, proposed or temporary regulation of the Treasury under the Code and any successor regulation.

(j) Absence of Certain Changes. Since March 31, 2013 through the date of this Agreement, (1) the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests, (2) the business and operations of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and (3) there has not occurred any circumstance, event, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and which is continuing.

(k) Commitments and Contracts.

(1) The Company has Previously Disclosed or provided to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(i) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director or employee (other than those that are terminable at will by the Company or such Company Subsidiary);

(ii) any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director or employee;

(iii) any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that would require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(iv) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing material indemnity obligations of the Company or any of the Company Subsidiaries; and

(v) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

(2) Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement. Neither the Company nor any of the Company Subsidiaries has received notice of any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. No party to a Company Significant Agreement has provided notice to the Company or any Company Subsidiary that it intends to terminate a Company Significant Agreement or not renew such agreement at the expiration of the current term.

(3) Other than those contemplated by the Transactions, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who beneficially owns five percent (5%) or more of the Common Stock (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand, except for deposit relationships or loan transactions arising in the ordinary course of business.

(l) Exemption from Registration. Assuming the accuracy of Investor’s representations contained in Section 2.3, the offer and sale of the Purchased Shares, in connection with the TARP Exchange and as provided in the Secondary Sale Agreement, are exempt from the registration requirements of the Securities Act, and are otherwise in compliance with the Securities Act.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities.

(1) There is no pending claim, action, suit, investigation or proceeding against the Company or any Company Subsidiary, nor is any such claim, action, suit, investigation or proceeding, to the knowledge of the Company, threatened, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case, except as has not had and would not reasonably be expected to have a Material Adverse Effect.

(2) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since March 31, 2013 in the ordinary and usual course of business and consistent with past practice and that have not had and would not reasonably be expected to have a Material Adverse Effect.

(n) Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

(1) in the conduct of its business has been, since March 31, 2011, and is in compliance in all material respects with all, and the condition and use of its properties has not, since March 31, 2011, and does not violate or infringe in any material respect any, applicable domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970 (the “BSA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “PATRIOT Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, all other applicable fair lending laws or other laws relating to discrimination and applicable privacy and customer information requirements contained in any federal or state privacy law or regulations, including Title V of the Gramm-Leach-Bliley Act of 1999;

(2) has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all material filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such material filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(3) has been, since March 31, 2011, compliant and currently is complying in all material respects with and, to the knowledge of the Company, has not been, since March 31, 2011, and is not under investigation with respect to, nor has been threatened in writing by any Governmental Entity to be charged with or given notice of any material violation of, any applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4) has not, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under U.S. anti-money laundering laws, in each case since March 31, 2010, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in U.S. anti-money laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(5) is presently insured, and since March 31, 2011 (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured;

(6) (A) is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third-party in a manner that would cause it to undertake any material remedial action; (B) has adopted and implemented in all material respects an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the PATRIOT Act and the regulations thereunder, and it has complied in all respects with any requirements to file reports and other necessary documents as required by the PATRIOT Act and the regulations thereunder; and (C) will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to Primary Investment Transactions, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other person, towards any sales or operations in any country sanctioned by U.S. Office of Foreign Asset Control of the Treasury (“OFAC”) or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(7) has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (A) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977 (the “CRA”) and the regulations promulgated thereunder, or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (B) to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, the PATRIOT Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (C) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by any such Company Subsidiary.

(o) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary. Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours. To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or any other contract or agreement or any restrictive covenant in favor of a third party, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.

(p) Company Benefit Plans.

(1) “Benefit Plan” means all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party or for which the Company or any Company Subsidiary has any direct or indirect liability, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Section 2.2(p)(1) of the Disclosure Schedule. True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report.

(2) With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied in all material respects, and are now in material compliance with the applicable provisions of ERISA, the Code and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates (as defined below) has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3) Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that would reasonably be expected to result in revocation of any such favorable determination or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that has subjected or could subject the Company or any Company Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(4) Neither the Company, any Company Subsidiary nor any ERISA Affiliate (A) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (B) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, whether alone or in connection with another event, (A) result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any employee, officer, or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (B) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (C) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (D) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (E) require the funding or increase in the funding of any such benefits, (F) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust, or (G) result in a violation of the prohibitions under 12 C.F.R. Part 359.

(6) As of the date hereof, there is no pending or, to the knowledge of the Company, threatened, material litigation, claim, action, suit, investigation or proceeding relating to the Benefit Plans. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. The Company and the Company Subsidiaries are in compliance in all material respects with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity.

(7) Except as would not reasonably be expected to have a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q) Status of Purchased Shares. Subject to confirmation of the Plan of Reorganization by the Bankruptcy Court, the Purchased Shares to be issued in connection with the TARP Exchange have been, and, subject to the completion of the Delaware Conversion and the effectiveness of the Amended Charter, will be, duly authorized by all necessary corporate action of the Company. When issued, delivered and sold against receipt of the consideration therefor, the Purchased Shares will be validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and will not be issued in violation of or subject to preemptive rights of any other shareholder of the Company.

(r) Investment Company. Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s) Risk Management; Derivatives.

(1) The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2) All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk and in the ordinary course of business, (B) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (1) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (2) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (3) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (4) to the knowledge of the Company, has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (5) is currently subject to any United States sanctions administered by OFAC.

(u) Environmental Matters. There is no legal, administrative, or other proceeding, claim or action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary seeking to impose, or that could reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the use, disposal or release of hazardous substances or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances under any local, state or federal law, statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”). Neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any liability under any Environmental Laws. Neither the Company nor any Company Subsidiary (i) is in violation of any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, or (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws.

(v) Anti-Takeover Provisions; Rights Plan.

(1) The Board of Directors has taken all necessary action to ensure that, prior to the Closing any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (each, a “Takeover Law”) does not and shall not apply to the Primary Investment Transactions, the TARP Exchange and the Secondary Treasury Sales. In the case that such transactions are subject to such provisions or laws, the Board of Directors shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated thereunder.

(2) Prior to the Closing, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), shall have duly executed an amendment to the Rights Agreement, dated as of November 5, 2010, between the Company and the Rights Agent (the “Company Rights Agreement”), and as a result of such amendment (which amendment shall be valid, binding and enforceable and shall not have been revoked, modified or rescinded prior to the Closing), among other things, (i) neither this Agreement nor the consummation of any of the Primary Investment Transactions, the TARP Exchange or the Secondary Treasury Sales will cause the rights issued pursuant to the Company Rights Agreement to become exercisable by the holders thereof, and (ii) none of the Investor or any of its “Permissible Transferees” shall be deemed to be an “Acquiring Person” (as defined in the Company Rights Agreement).

(w) Intellectual Property.

(1) (i) The Company and the Company Subsidiaries own (free and clear of any claims, Liens, exclusive licenses or non-exclusive licenses not granted in the ordinary course of business) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Company Subsidiaries’ use of, or rights to, such Intellectual Property. The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the Transactions. Neither the Company nor any Company Subsidiary has received any written notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property. To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened in writing against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the knowledge of the Company, none of the Company or any of the Company Subsidiaries is using or enforcing any Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(2) “Intellectual Property” shall mean trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(x) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since March 31, 2010, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since March 31, 2010 by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement. Except as Previously Disclosed, the Company and each Company Subsidiary are in compliance with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(y) Brokers and Finders. Except for Sandler O’Neill + Partners, L.P. (the “Placement Agent”), neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transactions. Prior to the date of this Agreement, the Company has disclosed to the Investor the economic and other material terms of its arrangements with the Placement Agent in connection with the Transactions.

(z) Loan Portfolio.

(1) Each of the Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by the Company or any Company Subsidiary satisfied in all material respects, (i) all applicable laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to Loans set forth in any material contract between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (iv) the terms and provisions of any material mortgage or other collateral documents and other Loan documents with respect to each Loan.

(2) No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (iii) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor Loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

(3) To the knowledge of the Company, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of March 31, 2013 in a manner that could reasonably be expected to result in a Material Adverse Effect with respect to the Company.

(4) For purposes of this Section 2.2(z): (i) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any Company Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such Loan; and (iii) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(aa) Fiduciary Accounts. To the knowledge of the Company, the Company and the Company Subsidiaries have, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state Law and regulation and common law. To the knowledge of the Company, none of the Company, the Company Subsidiaries or any director, officer or employee of the Company or the Company Subsidiaries has, in any material respect, committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(bb) Section 365(o). Neither the Company nor any Company Subsidiary is subject to any agreement, order, decree, law, regulation, resolution or other commitment that falls within the scope of Section 365(o) of the Bankruptcy Code.

(cc) Transactions With Affiliates and Employees. Except as contemplated by the Transactions, none of the officers, directors, employees or Affiliates of the Company or any Company Subsidiary is presently a party to any contract, arrangement or transaction with the Company or any Company Subsidiary or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Company Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(ee) Absence of Manipulation. The Company has not, and to the knowledge of the Company no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(ff) Directors’ and Officers’ Insurance. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(gg) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(hh) No Other Investor Representations and Warranties. The Company has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Investor or any other person other in connection with the execution and delivery of this Agreement than as specifically set forth in Section 2.3.

2.3 Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a) Organization and Authority. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Investor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and the Secondary Sale Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Secondary Sale Agreement by the Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor’s board of directors or directors, general partner , managing members or other authorized persons, as the case may be (if such authorization is required). This Agreement and the Secondary Sale Agreement have been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate, partnership, limited liability company or other proceedings are necessary for the execution and delivery by the Investor of this Agreement and the Secondary Sale Agreement, the performance by the Investor of its obligations hereunder and thereunder or the consummation by the Investor of the transactions contemplated hereby and thereby.

(2) Neither the execution, delivery and performance by the Investor of this Agreement and the Secondary Sale Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Investor with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar government documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, and assuming the accuracy of the representations and warranties of the Company and performance of the covenants and agreements of the Company contained herein, violate in any material respect any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties, except in the case of clause (A)(ii) for such violations, conflicts and breaches that would not have a material and adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement in a timely manner.

(3) Other than (i) passivity or anti-association commitments that may be required by the Federal Reserve and (ii) the securities or blue sky laws of the various states and filings, notices, approvals or clearances required under federal or state banking laws, and assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(c) Purchase for Investment.

(1) The acquisition of the Purchased Shares by the Investor is for the Investor’s own account, is for investment purposes only, and is not with a view to, nor for offer or sale for the Company in connection with, the distribution of any of the Purchased Shares. The Investor is not participating and does not have a participation in any such distribution or the underwriting of any such distribution. The Investor has no present intention of selling or otherwise disposing of any of the Purchased Shares other than in accordance with applicable law.

(2) The Investor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of this investment.

(3) The Investor is able to bear the economic risk of an investment in the Purchased Shares. The Investor has conducted its own investigation of the Company, the Company Subsidiaries and the terms of the Purchased Shares. The Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Purchased Shares. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Investor has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Company or any other person other than as specifically set forth in this Agreement and the Secondary Sale Agreement. Notwithstanding the foregoing, nothing herein shall limit the Investor’s rights with respect to fraud or intentional misrepresentation by the Company in connection with the Transactions or be deemed to be a waiver of any such rights.

(4) The Investor acknowledges that the Purchased Shares have not been and will not be, registered under the Securities Act or the securities laws of any state and therefore cannot be sold unless such Purchased Shares subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registrations thereunder are available.

(5) The Investor acknowledges that the Company is relying on the foregoing representations and warranties for the purpose of compliance with applicable federal and state securities laws.

(d) Financial Capability. At Closing, the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and the Secondary Sale Agreement and has the ability to bear the economic risks of its prospective investment in the Purchased Shares and can afford the complete loss of such investment.

(e) Investment Decision.

(1) The Investor has independently evaluated the merits of its decision to purchase the Purchased Shares pursuant to this Agreement and the Secondary Sale Agreement, and the Investor confirms that it has not relied on the advice of any other person’s business and/or legal counsel in making such decision. The Investor understands that nothing in this Agreement, Secondary Sale Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares. The Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Purchased Shares and the Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated by this Agreement and the Secondary Sale Agreement.

(2) The Investor hereby declares and represents that the satisfaction in full of the Company’s obligations under the Credit Agreement and the elimination of the TARP Preferred Stock and the TARP Warrant are critical and integral elements of the transactions contemplated by this Agreement and the Secondary Sale Agreement and that, absent the approval and consummation of the satisfaction in full of the Company’s obligations under the Credit Agreement and the elimination of the TARP Preferred Stock and the TARP Warrant under the Plan of Reorganization, the Investor would not be willing to enter into this Agreement and the Secondary Sale Agreement and consummate the Investment.

(f) Independence. The Investor or, in the event that there are other investors in the Primary Investment Transactions or the Secondary Treasury Sales that share a common discretionary investment advisor or investment manager with the Investor, such duly appointed investment advisor or investment manager of the Investor acting in its capacity as investment advisor or investment manager of the Investor (the “Investment Manager”) (A) reached its decision to invest in the Company independently from any other investor in the Primary Investment Transactions or the Secondary Treasury Sales, (B) has not entered into any agreement or understanding with any other investor in the Primary Investment Transactions or the Secondary Treasury Sales to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiary, including any agreements or understandings regarding the voting or transfer of shares of the Company, (C) has not shared due diligence materials prepared by (x) such Investor or any of its advisors or representatives or (y) the Investment Manager, as applicable, with respect to the Company or any Company Subsidiary with any other investor in the Primary Investment Transactions or Secondary Treasury Sales (it being understood that the Investment Manager advising or sharing any due diligence materials prepared by it with any other investors in the Primary Investment Transactions or Secondary Treasury Sales who share the Investment Manager with the Investor shall not be considered sharing materials in violation of this clause (C), even if such investors receive the identical advice or materials from the Investment Manager as the Investor), (D) has not been induced by, nor has induced, any other investor in the Primary Investment Transactions or the Secondary Treasury Sales, to enter into the transactions contemplated by this Agreement or the Primary Investment Transactions or the Secondary Treasury Sales, (E) has not entered into any agreement with respect to the Primary Investment Transactions or the Secondary Treasury Sales other than this Agreement, (F) acknowledges that the right to an Investor Designated Director (as defined below) is being provided to certain investors in the Primary Investment Transactions to permit such persons to monitor and protect their economic interest in the Company following the Closing and that the composition of the Board of Directors is generally designed to be commensurate with the ownership percentage held by such persons relative to the other investors in the Primary Investment Transactions and the Secondary Treasury Sales, subject to applicable regulatory limitations and requirements for passive, non-controlling investors, and (G) reached its decision to invest in the Company without regard to the identity of any particular investor in the Primary Investment Transactions that will have the right to nominate an Investor Designated Director. Neither the Investor nor any of its Affiliates presently holds or owns any capital stock of the Company and, upon consummation of the Transactions, the Investor and its Affiliates will be treated as owning only the Purchased Shares for purposes of Section 382 of the Code. No partner, member or other equityholder in the Investor will indirectly own a five percent (5%) or greater interest in the Company solely as a result of such person’s interest in the Investor; provided, however, that the foregoing representation shall not be deemed breached if such person will indirectly own a five percent (5%) or greater interest in the Company solely as a result of such person’s interest in the Investor if (i) such person has no other direct or indirect interest in the Company and (ii) such person has no partner, member or other equityholder of its own that will indirectly own a five percent (5%) or greater interest in the Company as a result of such person’s interest in it. The Investor agreed to enter into this Agreement based, in part, on its expectation, following its discussions with the Placement Agent and the Company, that the Primary Investment Transactions and the Secondary Treasury Sales would be at least adequately subscribed. Such decisions to enter into this Agreement were not based on the identity of any other investor or potential investor (including whether management of the Company would or would not invest) in the Primary Investment Transactions or the Secondary Treasury Sales.

(g) Knowledge as to Required Approvals. As of the date of this Agreement, the Investor has no knowledge of any reason relating to the Investor or any of its Affiliates why the Required Approvals will not be obtained without the imposition of any Burdensome Condition.

(h) Brokers and Finders. Neither the Investor nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with the transactions contemplated by this Agreement.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions. The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or exemptions from, all Governmental Entities (and, solely with respect to the Company, the Bankruptcy Court) and third parties, (i) necessary or advisable to consummate the transactions contemplated by this Agreement and the Secondary Sale Agreement (including all transactions that are conditions to Closing hereunder and thereunder) or the Primary Investment Transactions, and to perform the covenants contemplated by this Agreement and the Secondary Sale Agreement to be performed by it and (ii) with respect to the Investor, to the extent typically provided by the Investor to such third parties or Governmental Entities, as applicable, under the Investor’s policies consistently applied and subject to such confidentiality requests as the Investor may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1. The Investor and the Company will each use its reasonable best efforts to promptly obtain or submit, and the Company and the Investor will cooperate as may reasonably be requested by the Investor or the Company, as the case may be, to help the Investor and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by laws, rules, regulations, consents, approvals or exemptions from Governmental Entities (and, solely with respect to the Company, the Bankruptcy Court) or third parties, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1. In furtherance of the foregoing, if required, the Investor and the Company shall make all necessary applications, notices, petitions, filings and other documents in connection with the Required Approvals required to be obtained by it, not later than five (5) business days following the date of this Agreement, and the Investor and the Company shall use, and shall cause their respective Affiliates to use, reasonable best efforts to, as promptly as possible, respond fully to all requests for additional information from the Federal Reserve or the OCC. The Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investor or the Company, all the information (other than confidential information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity (other than public filings with the Bankruptcy Court) in connection with the transactions contemplated by this Agreement and the Secondary Sale Agreement; provided, however, that the Company shall not allow any other investor in the Primary Investment Transactions or Secondary Treasury Sales to review any such information relating to the Investor. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity (other than public filings with the Bankruptcy Court) in respect of the transactions contemplated by this Agreement and the Secondary Sale Agreement; provided that the party delivering any such document may redact any confidential information contained therein. Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall require the Investor or any of its Affiliates to (i) take any action that would result in the Investor or any of its Affiliates being deemed to control the Company or the Bank for purposes of the Change in Bank Control Act of 1978, the HOLA or the cross-guaranty liability provisions of the FDI Act, or that would require any such entity to register as a savings and loan holding company, (ii) take or refrain from taking or agree to take or refrain from taking any action or suffer to exist any condition, limitation, restriction or requirement that would result in a Burdensome Condition or (iii) provide to the Company any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities of limited partners, shareholders or members of the Investor or its Affiliates or their investment advisors. So long as the Investor holds any securities of the Company, the Company will not, without the consent of the Investor, take any action, directly or indirectly through its subsidiaries or otherwise, that the Board of Directors believes in good faith would reasonably be expected to cause the Investor to be subject to transfer restrictions or other covenants of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action or thereunder.

3.2 Access, Information and Confidentiality.

(a) From the date of this Agreement, until the date when the Investor no longer beneficially owns at least fifty percent (50%) or more of all of the Purchased Shares (a “Qualifying Ownership Interest”), subject to applicable law or regulatory requirements, the Company will use reasonable efforts to afford the Investor and its representatives (including employees of the Investor, and counsel, accountants, investment advisors and other professionals retained by the Investor) such access during normal business hours to its and the Company Subsidiaries’ books, records, properties and personnel and to such other information as the Investor may reasonably request.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity (and, solely with respect to the Company, the Bankruptcy Court) is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity (and, solely with respect to the Company, the Bankruptcy Court), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities. Prior to any disclosure of Information permitted by the prior sentence, the party proposing to disclose such Information shall, to the extent legally permissible, provide notice to the other party so that the other party may, at its own expense, seek an protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 3.2(b). If such protective order or other remedy is denied, the party proposing to disclose such Information shall (x) furnish only that portion of the Information that, based upon the advice of counsel, is necessary to be disclosed in connection with such necessary regulatory approval or is compelled to be disclosed by such judicial or administrative process or by such other requirement of law or such applicable requirements and (y) use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to the Information.

3.3 Reasonable Best Efforts. Subject to the other provisions of this Agreement, each of the Company and the Investor agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Secondary Sale Agreement, including using reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval, order or waiver from, or to avoid an action or proceeding by any Governmental Entity (and, solely with respect to the Company, the Bankruptcy Court) or third party, and the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (and, solely with respect to the Company, the Bankruptcy Court) or third parties, including the Required Approvals and, solely with respect to the Company, the confirmation of the Plan of Reorganization by the Bankruptcy Court; (c) solely with respect to the Company, the TARP Exchange; (d) solely with respect to the Company, the Senior Debt Settlement; (e) solely with respect to the Company, the Debt Issuance; (f) solely with respect to the Company, the confirmation by the Bankruptcy Court of the Plan of Reorganization; (g) solely with respect to the Company, the Delaware Conversion and the Amended Charter; (h) solely with respect to the Company, file the Bankruptcy Case with the Bankruptcy Court on the Petition Date; (i) solely with respect to the Company, assume this Agreement and the stock purchase agreements in the Primary Investment Transactions under Section 365 of the Bankruptcy Code in the Bankruptcy Case at the confirmation of the Plan of Reorganization; and (j) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Governance Matters. Subject to the satisfaction of all legal, regulatory and governance requirements, immediately or as promptly as practicable following the Closing, the Company shall cause the Board of Directors to be reconstituted to consist of eight (8) members as follows: Chris Bauer, one representative designated by an investor in the Primary Investment Transactions, one representative designated by another investor in the Primary Investment Transactions, one representative designated by a third investor in the Primary Investment Transactions, and four (4) independent directors reasonably acceptable to the Company.

4.2 Transfers; Legend; Form D.

(a) The Investor acknowledges that the Purchased Shares have not been, and, subject to Section 4.5, will not be, registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. Any attempt to sell or otherwise dispose of any Purchased Shares not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted sale or disposition.

(b) The Investor agrees that all certificates or other instruments representing the Purchased Shares subject to this Agreement will bear a legend substantially to the following effect:

“(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECONDARY SALE PURCHASER AGREEMENT, DATED AS OF SEPTEMBER 19, 2013, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(c) Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any Purchased Shares.

(d) The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Stock for sale to the Treasury in connection with the TARP Exchange under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

4.3 Indemnity.

(a) From and after the Closing, the Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, direct or indirect partners or members, employees, agents and investment advisors, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of any of the Company’s representations or warranties in Section 2.2 of this Agreement, (2) the Company’s material breach of any agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Company or any other person (other than the Investor and its Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly (and in no event more than thirty (30) days) after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 unless and to the extent that the Indemnifying Party shall have been materially and adversely prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim to the extent known by the Indemnified Party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party, counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (B) provides solely for the payment of money damages and not any injunctive or equitable relief or criminal penalties and (C) does not create any financial or other obligation on the part of an Indemnified Party which would not be indemnified in full by the Indemnifying Party.

(c) For purposes of the indemnity contained in Sections 4.3(a)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.

(d) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.3(a)(1) (i) with respect to any claim for indemnification if the amount of Losses with respect to such claim are less than $25,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.3(a)(1) exceed the product of (x) 2.85%, multiplied by (y) the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for all Losses incurred by the Indemnified Party (without regard to the Threshold Amount). The cumulative indemnification obligations of the Company hereunder shall in no event exceed the Purchase Price.

(e) In the event of any transfer of the Purchased Shares to a third party that is not an Affiliate of the Investor, the Company shall have no obligations under this Section 4.3 to such transferee. The indemnity provided for in this Section 4.3 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(f) Any indemnification payments pursuant to this Section 4.3 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.4 Preemptive Rights.

(a) Following the Closing, for so long as the Investor has a Qualifying Ownership Interest, if the Company proposes to issue (a “New Issuance”) any equity (including shares of Common Stock or shares of Company Preferred Stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (any such security, a “New Security”), the Company shall provide written notice of such proposed New Issuance to the Investor no later than fifteen (15) business days prior to the anticipated issuance date (the “Preemptive Rights Notice”). The Investor shall have the right to purchase for cash, at the price and on the same terms and conditions and at the same time as the New Issuance, such number of New Securities as are required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities (the “Preemptive Amount”). The Preemptive Rights Notice shall set forth all material terms and conditions of the New Issuance, including the number New Securities proposed to be issued, the issue price and the maximum number of New Securities that the Investor may purchase in the New Issuance pursuant to the immediately preceding sentence.

(b) The Investor may elect to participate in the New Issuance to the extent described in Section 4.4(a) by delivering an irrevocable written notice to the Company by the date specified by the Company in the Preemptive Rights Notice (which shall be no later than three (3) business days before the anticipated date of the New Issuance), setting forth the number of shares the Investor wishes to purchase in the New Issuance up to its Preemptive Amount; provided that in order to exercise rights under this Section 4.4 (“Preemptive Rights”), the Investor must execute all customary transaction documentation in connection with such New Issuance on the same terms as any other participant in the New Issuance; provided, further, that in the event that the Company is issuing more than one type or class of New Securities in connection with such New Issuance, the Investor participating in such issuance shall be required to acquire the same percentage of all such types and classes of securities.

(c) The closing of the acceptances of the Preemptive Rights shall take place at the same time as the closing(s) under definitive agreements with other participants in the New Issuance, which in any event shall occur within ninety (90) days after the anticipated date of the New Issuance as set forth in the Preemptive Rights Notice. In the event that the New Issuance is not consummated within the time frame described above, the Company’s right to consummate such New Issuance shall expire and the Company shall be required to comply with the procedures set forth in this Section 4.4 prior to any subsequent New Issuance. At the consummation of any New Issuance, the Company shall issue certificates to the Investor promptly following payment by the Investor of the purchase price for such exercise in accordance with the terms and conditions as specified in the Preemptive Rights Notice.

(d) Notwithstanding anything to the contrary herein, the Investor shall not have any Preemptive Rights in connection with (i) any issuance of New Securities to management, consultants, employees, officers or directors of the Company pursuant to management or employee incentive programs or plans approved by the Board of Directors (including any such programs or plans in existence on the date hereof), (ii) any issuance, delivery or sale of New Securities by the Company to any person as consideration in connection with (but not in connection with raising capital to fund) (1) an acquisition or strategic business combination approved by the Board of Directors or (2) an investment by the Company approved by the Board of Directors in any party which is not prior to such transaction an Affiliate of the Company (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iii) any issuance, delivery or sale of New Securities in any registered public offering or (iv) any issuance of New Securities in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board of Directors (any such issuance, an “Exempted Issuance”).

(e) Notwithstanding the foregoing provisions of this Section 4.4, if a majority of the directors of the Board of Directors determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 4.4 provided that (i) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 4.4, and (ii) the sale of any such additional New Securities under this Section 4.4(e) to the Investor and certain other investors in the Primary Investment Transactions and Secondary Treasury Sales pursuant to this Section 4.4 and similar provisions in the other stock purchase agreements in the Primary Investment Transactions and Secondary Treasure Sales shall be consummated as promptly as is practicable but in any event no later than ninety (90) days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 4.4(e). Notwithstanding anything to the contrary herein, the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank.

(f) In addition, the Investor shall not have any Preemptive Rights in connection with any issuance of New Securities to the extent that a majority of the Board of Directors determines that such issuance would materially increase the risk of or cause an “ownership change” within the meaning of Section 382 of the Code.

4.5 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event, no later than the date that is ninety (90) days after the Closing Date), (i) the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements on Form S-1 covering the resale of Registrable Securities and the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) and (ii) the Company shall register the Registrable Securities on Form S-3 promptly after such form is available.

(2) Any registration pursuant to this Section 4.5(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed hereunder (provided that such lead underwriters shall be reasonably acceptable to the Company).

(3) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement):

(i) with respect to securities that are not Registrable Securities or with respect to Registrable Securities that cannot be sold under a registration statement as a result of the transfer restrictions set forth herein;

(ii) during any Scheduled Black-out Periods, with respect to any resale of Registrable Securities from an effective Shelf Registration Statement by the Investor only if the Investor, at such time, has contractually designated (1) an individual to serve as a member of the Board of Directors (an “Investor Designated Director”), and such Investor Designated Director has been elected or appointed to the Board of Directors, or (2) an individual to attend meetings of the Board of Directors, the Bank Board or any committees thereof as a non-voting observer (an “Observer”); or

(iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than forty five (45) days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration pursuant to this clause (iii) shall be exercised by the Company (x) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights (if any) against holders of similar securities that have registration rights and (y) not more than two times in any twelve (12)-month period and not more than ninety (90) days in the aggregate in any twelve (12)-month period.

The Company shall provide the Investor written notice of any Scheduled Black-out Period, if applicable to such Investor, no later than five (5) business days prior to the commencement of such Scheduled Black-out Period.

(4) If during any period when the Shelf Registration Statement is not effective or available, the Company proposes to register any of its securities, other than a registration pursuant to Section 4.5(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten (10) business days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 4.5(a)(4) is proposed to be underwritten, the Company shall so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(4). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.5(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6) Except for the registration rights granted to certain other investors in the Primary Investment Transactions and Secondary Treasury Sales, the Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(2). If (x) the Company grants “piggyback” registration rights to certain other investors in the Primary Investment Transactions and Secondary Treasury Sales to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(2) or (y) a Piggyback Registration under Section 4.5(a)(4) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.5(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Sections 4.5(a)(2) or 4.5(a)(4) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares subject to such request and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Without limiting the foregoing, the Company shall bear its internal expenses (including all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future and not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) By 9:30 a.m., New York City time on the first business day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC as required by Rule 424(b) under the Securities Act.

(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holder, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that amends such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to this Section 4.5(c), keep such registration statement effective or such prospectus supplement current.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Give written notice to the Holders:

(A)	when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)	of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)	of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)	of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E)	of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F)	if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(12) cease to be true and correct, in each case which notice shall not contain any material nonpublic information.

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(8)(C) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 4.5(c)(7) or 4.5(c)(8)(E) and subject to the Company’s rights under Section 4.5(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) If an underwritten offering is requested pursuant to Section 4.5(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(14) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ, as determined by the Company, including, but not limited to, using commercially reasonable efforts to effect a reverse stock split (including any shareholder approvals in connection therewith), at a ratio sufficient to satisfy the minimum bid price requirements for listing the Common Stock on the New York Stock Exchange or the NASDAQ.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During (i) any Scheduled Black-out Period (other than with respect to any resale of Registrable Securities from an effective Shelf Registration Statement if the Investor, at such time, does not have an Investor Designated Director or has not appointed an Observer) or (ii) upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until termination of such Scheduled Black-out Period (if applicable) or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension under clause (ii) of the foregoing may be in effect in any twelve (12)-month period shall not exceed ninety (90) days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives, investment advisors and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. In the event of any third party claim asserted against any Indemnitee, the procedures set forth in Section 4.3(b) shall apply to the defense of any such claim.

(2) If the indemnification provided for in Section 4.5(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(3) The indemnity and contribution agreements contained in this Section 4.5(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Section 4.3 of this Agreement.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than twenty five percent (25%) of all Registrable Securities held by it and (ii) such Transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate and current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(3) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(4) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 4.5, the following terms shall have the following respective meanings:

(1) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(4) “Registrable Securities” means (A) all Common Stock held by the Investor from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in the foregoing clause (a) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(5) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $50,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(6) “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405”, “Rule 415” and “Rule 424” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Scheduled Black-out Period” means the period from and including the fifteenth (15th) day of the third (3rd) month of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(8) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l) At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.5(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(2) or Section 4.5(a)(4) prior to the date of such Holder’s forfeiture.

4.6 Takeover Laws; No Rights Triggered.

(a) If any Takeover Law may become, or may purport to be, applicable to the Transactions or the Secondary Treasury Sales, the Company and the members of the Board of Directors shall grant such approvals and take such actions as are necessary so that the Transactions or the Secondary Treasury Sales may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the Secondary Sale Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the Transactions or the Secondary Treasury Sales.

(b) The Company and the Board of Directors hereby agree not to deem or treat the Investor and each of its “Permissible Transferees” as an “Acquiring Person” (as defined in the Company Rights Agreement) as a result of the consummation of the Transactions and the Secondary Treasury Sale, including the purchase of the Purchased Shares or the transfer of any Purchased Shares to a “Permissible Transferee.”

4.7 Avoidance of Control.

(a) Each of the Company and the Investor agrees to cooperate and use its reasonable best efforts to ensure that none of the Investor nor any of its Affiliates will become, control, or be deemed to control a “savings and loan holding company” within the meaning of the HOLA. The Company shall not knowingly take any action which would reasonably be expected to result in any of the Investor or its Affiliates becoming, or controlling, a “savings and loan holding company” within the meaning of the HOLA.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Company Subsidiary shall knowingly take any action (including any redemption, repurchase, or recapitalization of Common Stock or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata portion), that would reasonably be expected to pose a substantial risk that (i) the Investor’s equity of the Company (together with equity of the Company owned by the Investor’s Affiliates (as such term is used under the HOLA)) would exceed 24.99% of the Company’s total equity or (ii) the Investor’s ownership of any class of voting securities of the Company (together with the ownership by Investor’s Affiliates (as such term is used under the HOLA) of voting securities of the Company) would exceed 9.9% of such class, in each case without the prior written consent of Investor.

(c) The Investor shall not take, permit or allow any action that would cause any Company Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined for purposes of 12 U.S.C. §1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Company Subsidiary.

(d) In the event that either party hereto, as applicable, breaches its obligations under this Section 4.7 or believes that it is reasonably likely to breach such obligations, it shall immediately notify the other party and shall cooperate in good faith with such other party to modify an ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.8 ERISA Matters. Investor and, at the Investor’s request, each Affiliate thereof that directly or indirectly has an interest in the Investor, the Company or the Bank, in each case, that is intended to qualify as a “venture capital operating company” as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (a “VCOC” and each such person a “VCOC Investor”), will have customary VCOC rights, including the right to receive regular financial reports (including, but not limited to, audited annual and quarterly financial reports), information regarding significant corporate actions, the right to inspect the books and records of the Company, and the right to consult with management of the Company on matters relating to the business and affairs of the Company; provided, however, that this provision shall not entitle any VCOC Investor to (a) designate any members of the Board of Directors, except as provided above under Section 4.1 or

(b) consult with management of the Company on matters relating to the business and affairs of the Company more than once per quarter. The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and each of the Company Subsidiaries, as the case may be.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written consent of the Investor and the Company; or

(b) by the Company or the Investor, upon written notice to the other party, in the event that the Closing does not occur on or before the one hundred eightieth (180th) day following August 12, 2013 (the “Transaction Deadline”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b), this Section 5.2 and ARTICLE VI (other than Sections 6.1 and 6.2) and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

5.3 Automatic Termination. This Agreement shall terminate automatically without further action by the Company or the Investor if during the pendency of the Bankruptcy Case an order shall be entered by the Bankruptcy Court (a) appointing a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code in the Bankruptcy Case, (b) appointing an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business under Section 1106(b) of the Bankruptcy Code in the Bankruptcy Case, or (c) dismissing (under Section 1112 of the Bankruptcy Code or otherwise) or converting the Bankruptcy Case to a Chapter 7 case.

5.4 Notice of Other Terminations. The Company shall promptly notify the Investor if any of the Primary Investment Transactions are terminated.

ARTICLE VI

MISCELLANEOUS

6.1 Survival. Each of the Company’s representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(f), 2.2(q), 2.2(v), and 2.2(y) shall survive indefinitely and the representations and warranties in Sections 2.2(i), 2.2(p) and 2.2(u) shall survive until ninety (90) days after the expiration of the applicable statutory periods of limitations. None of the Investor’s representations and warranties set forth in this Agreement shall survive the Closing. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided that in the event that the Treasury requests reimbursement by the Company of any costs and expenses associated with the Secondary Sale Agreement and the transactions contemplated thereby in accordance with Section 7.04 of the Secondary Sale Agreement, the Investor shall be responsible for paying or causing to be paid to the Treasury such amounts; provided, further, that the Company shall, by wire transfer of immediately available funds to an account or accounts designated by the Investor, advance such amounts to the Investor in order for the Investor to be able to make or cause to be made such payment to the Treasury (for the avoidance of doubt, if the Company does not so advance such funds as contemplated hereby, the Investor shall not be responsible to make such payment to Treasury).

6.3 Amendment. No amendment of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party.

6.4 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.5 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a .PDF data file and such signatures will be deemed as sufficient as if actual signature pages had been delivered.

6.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts; provided that, during the pendency of the Bankruptcy Case, any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the Bankruptcy Court.

6.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, facsimile or e-mail, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third (3rd) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1) If to the Investor, to the addresses and individuals as identified on the Investor’s signature page hereto.

(2) If to the Company:

Anchor BanCorp Wisconsin Inc.

25 West Main Street

Madison, Wisconsin 53703

Attn: Mark D. Timmerman

Phone: (608) 252-8784

Facsimile: (608) 252-8783

Email: mtimmerman@anchorbank.com

with copies to (which copies alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn: William S. Rubenstein

 Sven G. Mickisch

Phone: (212) 735-3000

Facsimile: (212) 735-2000

Email: William.Rubenstein@skadden.com

   Sven.Mickisch@skadden.com

And

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, California 90071

Attn: Van C. Durrer II

Phone: (213) 687-5000

Facsimile: (213) 687-5600

Email: Van.Durrer@skadden.com

6.9 Entire Agreement, Etc. This Agreement (including the Exhibits, Schedules, and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns. For the avoidance of doubt, the Company agrees that the Investor may assign its rights under this Agreement to any Affiliate and any such transferee shall be included in the term “Investor”; provided that no such assignment by the Investor shall relieve the Investor of any of its liabilities or obligations hereunder.

6.10 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the word “or” is not exclusive;

(c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) the words “it” or “its” are deemed to mean “him” or “her” and “his” or “her”, as applicable, when referring to an individual;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Wisconsin generally are authorized or required by law or other governmental actions to close;

(g) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(h) “Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act;

(i) “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of any of the executive officers of the Company; and

(j) the term “Governmental Approval” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods.

6.11 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.12 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Nothing contained in this Agreement shall be construed to require the Company or the Board of Directors or any other person or entity to take any action or fail to take any action that is contrary to law, whether statutory, common law or otherwise.

6.13 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person, other than the express parties hereto, any benefit, right or remedies, except that the provisions of Sections 4.3 and 4.5 shall inure to the benefit of the persons referred to in those Sections, including any Indemnified Parties or Holders. The representations and warranties set forth in ARTICLE II and the covenants set forth in ARTICLE III and ARTICLE IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule, which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

6.14 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation (including in connection with the Bankruptcy Case), each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the Secondary Sale Agreement and any of the transactions contemplated by this Agreement and the Secondary Sale Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof without the necessity of providing any bond or other security, this being in addition to any other remedies to which they are entitled at law or equity.

6.17 No Recourse. Subject to Section 6.9, the Company agrees and acknowledges that no Investor Related Party has any obligations hereunder and that no person shall have any remedy, recourse or right of recovery against, or contribution from, any Investor Related Party, whether through the Investor or otherwise, in connection with the transaction contemplated by this Agreement. The term “Investor Related Party” means (a) any Affiliate of the Investor, (b) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, or assignees of the Investor or any of its Affiliates, or (c) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, assignees, or Affiliates of any of the foregoing.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ANCHOR BANCORP WISCONSIN INC.

By:
Name: Mark D. Timmerman
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to Secondary Sale Purchaser Agreement]

[INVESTOR]

By:
Name:
Title:

Number of Purchased Shares: Per Share Purchase Price: $0.10 Total Purchase Price: $

Information for Notices:

Attn: Phone: Facsimile: Email:

with a copy to (which copy alone shall not constitute notice):

Attn: Phone: Facsimile: Email:

[Signature Page to Secondary Sale Purchaser Agreement]

Exhibit A

Form of Debt Issuance Term Sheet

(See Attached)

Exhibit A

CONFIDENTIAL

Exhibit A

[    ]% SENIOR NOTES DUE OCTOBER [    ], 2018

Terms & Conditions

Issuer:	AnchorBanCorp Wisconsin, Inc.

Type of Security:	Reg D Private Placement [with Registration Rights]

Securities Offered:	Senior Notes

Aggregate Principal Amount:	Up to $30,000,000.00

Settlement Date:	October [ ], 2013

Final Maturity:	October [ ], 2018

Issue Price to Investors:	$1,000.00

Coupon:	Not greater than 10.0%

Optionality:	Non-call 3-yrs

Interest Payment Dates:	Semi-annually in arrears on the 15th day of each October and April, commencing April 15, 2014

Day Count Convention:	30 / 360, unadjusted

CUSIP / ISIN:	[TBD]

Sole Placement Agent:	Sandler O’Neill + Partners, L.P.

Exhibit B

Form of Amended Charter

(See Attached)

Exhibit B

EXHIBIT B

STRICTLY CONFIDENTIAL

CERTIFICATE OF INCORPORATION

OF

ANCHOR BANCORP WISCONSIN INC.

FIRST: The name of the Corporation is Anchor BanCorp Wisconsin Inc. (hereinafter, the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH:

(1) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,001,000,000 of which the Corporation shall have authority to issue 2,000,000,000 shares of common stock, each having a par value of one cent per share ($0.01) (the “Common Stock”), and 1,000,000 shares of preferred stock, each having a par value of one cent per share ($0.01) (the “Preferred Stock”).

(2) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(a) Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

(b) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(c) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

(3) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(4) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address

Anchor BanCorp Wisconsin Inc.	25 West Main Street
Madison, Wisconsin 53703

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SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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NINTH:

(1) Certain Definitions. For purposes of this Article NINTH, the following terms shall have the meanings indicated:

“affiliate” shall have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended;

“Code” means the Internal Revenue Code of 1986, as amended from time to time;

“Entity” means an “entity” as defined in Treasury Regulation § 1.382-3(a);

“Expiration Date” means [—],1 unless extended in accordance with Article NINTH, Section (2)(c);

“Five-Percent Shareholder” means an individual or Entity whose Ownership Interest Percentage is greater than or equal to 5% or who would be treated as a “5-percent shareholder” under Section 382 of the Code and applicable Treasury Regulations;

“Large Investor” means any Person that is identified as a Large Investor in a stock purchase agreement between such Person and the Corporation;

“Option” shall have the meaning set forth in Treasury Regulation § 1.382-4;

“Ownership Interest Percentage” means, as of any determination date, the percentage of the Corporation’s issued and outstanding Stock (not including treasury shares or shares subject to vesting in connection with compensatory arrangements with the Corporation) that an individual or Entity would be treated as owning for purposes of Section 382 of the Code, applying the following additional rules: (i) in the event that such individual or Entity, or any affiliate of such individual or Entity, owns or is party to an Option with respect to Stock (including, for the avoidance of doubt, any cash-settled derivative contract that gives such individual or Entity a “long” exposure with respect to Stock), such individual, Entity or affiliate will be treated as owning an amount of Stock equal to the number of shares referenced by such Option, (ii) for purposes of applying Treasury Regulation § 1.382-2T(k)(2), the Corporation shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding shares of Stock that would be attributed to any such individual or Entity, (iii) Section 382(l)(3)(A)(ii)(II) of the Code shall not apply and (iv) any additional rules the Board of Directors may establish from time to time;

[1]	Three year anniversary of the closing of the recapitalization.

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“Permissible Transferee” means a transferee that, immediately prior to any transfer, has an Ownership Interest Percentage equal to (i) zero percentage points, plus (ii) any percentage attributable to a prior transfer from, or attribution of ownership from, a Large Investor or another Permissible Transferee;

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity or other entity and shall include any successor (by merger or otherwise) of any such entity;

“Prohibited Transfer” means any purported transfer of Stock to the extent that such transfer is prohibited under this Article NINTH;

“Stock” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than shares of any class of Preferred Stock described in Section 1504(a)(4) of the Code) and (iii) any other interest (other than any Option) that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18);

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any potential loss or deduction attributable to an existing “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof;

“transfer” refers to any means of conveying record, beneficial or tax ownership (applying, in the case of tax ownership, applicable attribution rules for purposes of Section 382 of the Code) of Stock, whether such means is direct or indirect, voluntary or involuntary, and “transferee” means any Person to whom any such security is transferred; and

“U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

(2) Transfer Restrictions. Solely for the purpose of permitting the utilization of the Tax Benefits to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code and the regulations thereunder, the following restrictions shall apply until the Expiration Date, unless the Board of Directors has waived any such restrictions in accordance with Article NINTH, Section (7):

(a) From and after the effective date of this Certificate of Incorporation, except as otherwise provided in this Article NINTH, Section (2)(a), no individual or Entity (including, for the avoidance of doubt, the U.S. Government) other than the Corporation shall, except as provided in Article NINTH, Section (3)(a) below, transfer to any individual or Entity any direct or indirect interest in any Stock or Options to acquire Stock to the extent that such transfer, if effective, would cause the Ownership Interest Percentage of the transferee or any other Entity or individual to increase to 4.95 percent (4.95%) or above, or from 4.95% or above to a greater Ownership Interest Percentage or to the extent that such transfer would constitute a transfer to a Five-Percent Shareholder. Nothing in this Article NINTH shall preclude the settlement of any transaction with respect to the Stock entered into through the facilities of any national securities exchange or over-the-counter market; provided, however, that the fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article NINTH and the securities involved in such transaction, and the purported transferor and Purported Acquiror (as defined below) thereof, shall remain subject to the provisions of this Article NINTH in respect of such transaction.

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(b) From and after the effective date of this Certificate of Incorporation, except as otherwise provided in this Article NINTH, Section (2)(b), no Five-Percent Shareholder shall, except as provided in Article NINTH, Section (3)(b) below, transfer to any individual or Entity any direct or indirect interest in any Stock or Options to acquire Stock owned by such Five-Percent Shareholder without the prior approval of the Board of Directors. Nothing in this Article NINTH shall preclude the settlement of any transaction with respect to the Stock entered into through the facilities of any national securities exchange or over-the-counter market; provided, however, that the fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article NINTH, Section, and the securities involved in such transaction, and the purported transferor and Purported Acquiror (as defined below) thereof, shall remain subject to the provisions of this Article NINTH in respect of such transaction.

(c) The Expiration Date is subject to extension for up to three (3) additional years (i.e., until [—]) if the Board of Directors determines in its sole discretion that the extension of the transfer restrictions provided in Article NINTH, Sections (2)(a) and (2)(b) is necessary or desirable to preserve the value of the Tax Benefits to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code and the regulations thereunder.

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(3) Permitted Transfers.

(a) Any transfer that would otherwise be prohibited pursuant to Article NINTH, Section (2)(a) shall nonetheless be permitted if (i) such transfer is made by a Large Investor to a Large Investor or a Permissible Transferee or by a Permissible Transferee to a Large Investor or a Permissible Transferee, (ii) prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated), the Board of Directors, in its sole discretion, approves the transfer (such approval may relate to a transfer or series of identified transfers), (iii) such transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Stock, or (iv) such transfer is a transfer by the Corporation to an underwriter or placement agent for distribution in a public offering, whether registered or conducted pursuant to an exception from registration; provided, however, that transfers by such underwriter or placement agent to purchasers in such offering remain subject to this Article NINTH. In determining whether to approve a proposed transfer pursuant to Article NINTH, Section (3)(a)(ii), the Board of Directors may, in its sole discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel or an independent nationally recognized accounting firm selected by the Board of Directors on any matter, which may include an opinion with respect to the transfer not causing an “ownership change” or an “owner shift” within the meaning of Section 382 of the Code.

(b) Any transfer that would otherwise be prohibited pursuant to Article NINTH, Section (2)(b) shall nonetheless be permitted, provided that it is otherwise permitted by Article NINTH, Section (2)(a), if applicable, if (i) such transfer is made by a Large Investor or a Permissible Transferee, (ii) prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated), the Board of Directors, in its sole discretion, approves the transfer (such approval may relate to a transfer or series of identified transfers) or (iii) such transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Stock. In determining whether to approve a proposed transfer pursuant to Article NINTH, Section (3)(b)(ii), the Board of Directors may, in its sole discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel or an independent nationally recognized accounting firm selected by the Board of Directors on any matter, which may include an opinion with respect to the transfer not causing an “ownership change” or an “owner shift” within the meaning of Section 382 of the Code.

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(c) The Board of Directors may exercise the authority granted by this Article NINTH, Section (3) through duly authorized officers or agents of the Corporation. The Board of Directors may establish a committee to determine whether to approve a proposed transfer or for any other purpose relating to this Article NINTH. As a condition to the Corporation’s consideration of a request to approve a proposed transfer, the Board of Directors may require the transferor and/or transferee to reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed transfer, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize such proposed transfer.

(4) Treatment of Prohibited Transfers. Unless the transfer is permitted as provided in Article NINTH, Section (3), any attempted transfer of Stock or Options in excess of the Stock or Options that could be transferred to the transferee without restriction under Article NINTH, Section (2)(a) shall be prohibited, shall be null and void ab initio and shall not be effective to transfer ownership of such excess Stock or Options (the “Prohibited Shares”) to the purported acquiror thereof (the “Purported Acquiror”), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto).

(a) Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of Prohibited Shares within the Purported Acquiror’s possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the “Prohibited Distributions”), to such Person as the Corporation shall designate to act as transfer agent for such Prohibited Shares (the “Agent”). If the Purported Acquiror has sold any Prohibited Shares to an unrelated party in an arm’s-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Shares for the Agent, and in lieu of transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) to the Agent shall transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the “Resale Proceeds”) except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Article NINTH, Section (4)(b) below if such Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of Prohibited Shares by the Purported Acquiror other than a transfer described in one of the first two sentences of this Article NINTH, Section (4)(a) shall not be effective to transfer any ownership of such Prohibited Shares.

(b) The Agent shall sell in one or more arm’s-length transactions any Prohibited Shares transferred to the Agent by the Purported Acquiror, provided,

9

however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Stock or otherwise would adversely affect the value of the Stock. The proceeds of such sale (the “Sales Proceeds”), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this Article NINTH, Section (4) with respect to such Prohibited Shares, and any excess shall be allocated to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Shares; and (ii) where the purported transfer of Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this Article NINTH, Section (4)(b), any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be transferred to an entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee; provided, however, that if the Prohibited Shares (including any Prohibited Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.95% or greater Ownership Interest Percentage, then any such remaining amounts to the extent attributable to the disposition of the portion of such Prohibited Shares exceeding a 4.94% Ownership Interest Percentage shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Purported Acquiror, the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this Article NINTH, Section (4) with respect to the related Prohibited Shares. Notwithstanding anything in this Article NINTH to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Delaware for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this Article NINTH and applicable law and for leave to pay such amounts into such court.

(c) Within thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror, the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this Article NINTH, Section (4)(c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without

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a prior demand, and provided, further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any transfer required by Article NINTH, Section (4)(a).

(d) Upon a determination by the Corporation that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this Article NINTH, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer.

(5) Transferee Information. The Corporation may require as a condition to the approval of the transfer of any shares of its Stock or Options to acquire Stock pursuant to this Article NINTH that the proposed transferee furnish to the Corporation all information requested by the Corporation and available to the proposed transferee and its affiliates with respect to the direct or indirect ownership interests of the proposed transferee (and of Persons to whom ownership interests of the proposed transferee would be attributed for purposes of Section 382 of the Code) in Stock or other options or rights to acquire Stock.

(6) Legend on Certificates. All certificates evidencing ownership of shares of Stock that are subject to the restrictions on transfer contained in this Article NINTH shall bear a conspicuous legend referencing the restrictions set forth in this Article NINTH.

(7) Waiver of Article NINTH. The Board of Directors may, at any time prior to the Expiration Date, waive this Article NINTH in respect of any or all transfers notwithstanding the effect or potential effect of such waiver on the Tax Benefits if it determines that such waiver is in the best interests of the Corporation. Any such determination to waive this Article NINTH in respect of any or all transfers shall be filed with the Secretary of the Corporation. Nothing in this Article NINTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(8) Board Authority.

(a) The Board of Directors shall have the power to determine, in its sole discretion, all matters necessary for assessing compliance with this Article NINTH, including, without limitation, the identification of Five-Percent Shareholders with respect to the Corporation within the meaning of Section 382 of the Code and the regulations thereunder; the owner shifts, within the meaning of Section 382 of the Code, that have previously taken place; the magnitude of the owner shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any transfer of Stock or Options to acquire Stock that the Corporation

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has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such transfer); the possible effects of an ownership change within the meaning of Section 382 of the Code and any other matters which the Board of Directors determines to be relevant. Moreover, the Corporation and the Board of Directors shall be entitled to rely in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, and the chief accounting officer of the Corporation and of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Article NINTH to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this Article NINTH shall be conclusive and binding on the Corporation, the Agent, and all other parties for all purposes of this Article NINTH.

(b) Nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action, in its sole discretion, to the extent permitted by law as it deems necessary or advisable to preserve the Tax Benefits.

(c) In the case of an ambiguity in the application of any of the provisions of this Article NINTH, including any definition used herein, the Board of Directors shall have the power to determine, in its sole discretion, the application of such provisions with respect to any situation based on its belief, understanding or knowledge of the circumstances. In the event this Article NINTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine, in its sole discretion, the action to be taken so long as such action is not contrary to the provisions of this Article NINTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors shall be conclusive and binding on the Corporation, the Agent, and all other parties for all purposes of this Article NINTH.

(9) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article NINTH who knowingly violates the provisions of this Article NINTH and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with, resulting from or that are in any way attributable to such violation.

(10) Severability. If any provision of this Article NINTH or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

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(11) Benefits of Article NINTH. Nothing in this Article NINTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article NINTH. This Article NINTH shall be for the sole and exclusive benefit of the Corporation and the Agent.

TENTH:

(1) Right to Indemnification.

(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Article TENTH shall be a contract right.

(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

(2) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

(3) Nonexclusivity of Rights. The rights and authority conferred in this Article TENTH shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

(4) Preservation of Rights. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by the DGCL, any modification of law, shall

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adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ELEVENTH:

(1) In anticipation that the Corporation and certain of its officers and directors may engage in, and are permitted to have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in, the same or similar activities or lines of business, and in recognition of (a) the benefits to be derived by the Corporation through the continued service of such officers and directors, and (b) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article ELEVENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(2) The Corporation’s officers and directors shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and no officer or director of the Corporation shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities. If the Corporation’s officers and directors acquire knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, such officers and directors shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such corporate opportunity is not communicated or offered to the Corporation.

(3) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

(4) None of the alteration, amendment, change and repeal of any provision of this Article ELEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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[THIRTEENTH: This Certificate of Incorporation shall be effective at              [a.m.]/[p.m.] on                  , 2013.]

* * * * *

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THE UNDERSIGNED, being duly authorized to sign on behalf of the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is the act or deed of the incorporator and the facts herein stated are true, and accordingly have hereunto set his hand this      day of             , 2013.

ANCHOR BANCORP WISCONSIN INC.

Name:
Title:

[Signature Page to Certificate of Incorporation]

Disclosure Schedules to Stock Purchase Agreement

(See Attached)

STRICTLY CONFIDENTIAL

DISCLOSURE SCHEDULES

to the

SECONDARY SALE PURCHASER AGREEMENT

by and between

ANCHOR BANCORP WISCONSIN INC.

and

THE UNDERSIGNED ENTITY

Dated as of September 19, 2013

DISCLOSURE SCHEDULE

These Disclosure Schedules are being furnished by Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the “Company” or “ABCW”), in connection with the execution and delivery of that certain Stock Purchase Agreement (the “Agreement”), dated as of the date hereof, by and between the Company and the undersigned entity. Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules have the respective meanings set forth in the Agreement.

These Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections contained in the Agreement; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision.

The headings contained in these Disclosure Schedules are included for convenience only and are not intended to limit the effect of the disclosures contained in these Disclosure Schedules or to expand the scope of the information required to be disclosed in these Disclosure Schedules. The mere inclusion of an item in these Disclosure Schedules or any additional disclosures shall not be deemed an admission that such item represents, individually or in the aggregate, a material exception or material fact, event, or circumstance or that such item would reasonably be expected to have a Material Adverse Effect. Matters or items reflected on these Disclosure Schedules are not necessarily limited to the matters required by the Agreement to be disclosed herein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

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Section 2.2(b)

Company’s Subsidiaries

(1)

•	See attached corporate organizational chart of the Company and the Company Subsidiaries

•	The capital stock of (i) the Bank and (ii) Investment Directions, Inc., a wholly owned subsidiary of the Company (“IDI”), is pledged as collateral to secure the Company’s obligations under the Amended and Restated Credit Agreement, dated as of June 9, 2008, by and among the Company, U.S. Bank and the other Lenders from time to time party thereto (the “Credit Agreement”), pursuant to the Pledge Agreements, each dated as of June 9, 2008, by and between the Company and U.S. Bank (the “Pledge Agreements”).

•	IDI beneficially owns an approximately 8% equity interest in Timbers Holdings, L.L.C.

(3)

•	U.S. Bank has possession of the stock certificates representing all of the Bank’s common stock under the Credit Agreement and the Pledge Agreements.

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January 2013

Section 2.2(d)

Authorization

(3)

•	All filings required in connection with the Delaware Conversion and the Amended Charter (including the “certificate of conversion” described in Section 265(b)(1) of the Delaware General Corporation Law (the “DGCL”) and “certificate of incorporation” described in Section 265(b)(2) of the DGCL).

•	Chris Bauer, in addition to being the chief executive officer and a director of each of the Company and the Bank, is a member of the boards of directors of The Auto Club Group and Auto Club Insurance Association (collectively, “Auto Club”). Auto Club, based in Dearborn, Michigan, operates certain automobile clubs in the mid-west region as part of the American Automobile Association. On October 19, 2012, the Federal Reserve granted the Company an exemption under the Depository Institution Management Interlocks Act (the “Interlocks Act”) with respect to Mr. Bauer’s service with the Company and the Bank, on the one hand, and Auto Club, on the other. The exemption is due to expire in accordance with its terms on October 21, 2013. The Company intends to request an extension of the exemption under the Interlocks Act with respect to Mr. Bauer.

4

Section 2.2(f)

Financial Statements

•	On or about October 20, 2009, the Company amended its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, in order to restate the Company’s financial statements as of and for the three months ended June 30, 2009. The restatement was based primarily on the adjusted classification of certain non-performing loans that the Bank’s loan portfolio was experiencing, as well as on a re-evaluation of its allowance for loan losses.

•	On or about June 10, 2010, the Company amended its Quarterly Reports on Form 10-Q for the quarterly periods ended June 20, 2009, September 30, 2009 and December 31, 2009, in order to restate its unaudited consolidated financial statements to correct an error in recognition of federal deposit insurance premium expense.

•	In the Company’s Annual Report on Form 10-K filed on or about June 29, 2011, the Company amended and restated its audited consolidated financial statements and related disclosures for the fiscal years ended March 31, 2010 and March 31, 2009, as well as its consolidated financial statements for the quarterly periods in the fiscal year ended March 31, 2010 and the first three quarters of the fiscal year ended March 31, 2011 to correct an understatement of stockholder’s equity of the Company relating to accounting errors with respect to (i) accrual of dividends on shares of Series B Preferred Stock and (ii) the liability under two deferred compensation plans.

•	During the fiscal year ended March 31, 2010, the Company identified a material weakness in its internal control over financial reporting relating to entity level controls over financial reporting to ensure that the Company’s financial statements are prepared in accordance with GAAP. During the fiscal year ended March 31, 2011, the Company’s management revised and implemented entity level controls to ensure that the Company’s financial statements are prepared in accordance with GAAP, as described in the Company’s Annual Report on Form 10-K for fiscal year ended March 31, 2011, filed on or about June 29, 2011.

•	See Section 2.2(g) of these Disclosure Schedules

•	See Section 2.2(i) of these Disclosure Schedules

•	See Section 2.2(m) of these Disclosure Schedules

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Section 2.2(g)

Reports

•	From time to time, the Bank has amended portions of its periodic Thrift Financial Reports to the Office of Thrift Supervision, the Bank’s former primary regulator (the “OTS”). From time to time, the bank has amended portions of its Call Reports to the OCC, the Bank’s current primary regulator. From time to time, the Company has amended portions of its FR-Y9C Reports to the Federal Reserve, the Company’s primary regulator.

•	See Section 2.2(f) of these Disclosure Schedules

•	See Section 2.2(i) of these Disclosure Schedules

•	See Section 2.2(m) of these Disclosure Schedules

•	See Section 2.2(x) of these Disclosure Schedules

6

Section 2.2(i)

Taxes

•	The Company is in the process of preparing amendments to its Federal and Wisconsin State income tax returns for the fiscal year ended March 31, 2011 to reflect an additional depreciation adjustment, resulting in an approximately $3 million increase in Net Operating Losses carryforward.

•	On or about May 1, 2012 the Company amended its Federal and Wisconsin State income tax returns for the fiscal years ended March 31, 2010 and March 31, 2011 to correct errors relating to the amount of deductions allowable with respect to executive compensation under the Troubled Asset Relief Program, to reflect certain adjustments identified by the Company in connection with reconciling such tax returns to the Company’s internal audit work papers and (in the case of the fiscal year 2010 tax returns) to reflect certain adjustments relating to IDI’s equity interest holdings. The Company has complied with such TARP Requirements in its subsequent income tax returns.

7

Section 2.2(j)

Absence of Certain Changes

•	All activities and costs related to the Transactions.

•	On June 25, 2010, the Company completed the sale of eleven Bank branches to Royal Credit Union. On July 23, 2010, the Company completed the sale of four branches to Nicolet National Bank.

•	During the fiscal year ended March 31, 2013, two Bank branches were closed.

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Section 2.2(k)

Commitments and Contracts

(2)

•	On or about July 5, 2013, the Company announced in its Current Report on Form 8-K that a payment default had occurred under the Credit Agreement.

9

Section 2.2(n)

Compliance with Laws and Other Matters; Insurance

•	From time to time, the Company’s and the Bank’s regulators will identify and raise discrete issues during their ordinary course examinations of the Company and the Bank, as applicable.

•	See Section 2.2(d)(3) of these Disclosure Schedules

•	See Section 2.2(f) of these Disclosure Schedules

•	See Section 2.2(g) of these Disclosure Schedules

•	See Section 2.2(m) of these Disclosure Schedules

•	See Section 2.2(x) of these Disclosure Schedules

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Section 2.2(p)

Company Benefit Plans

(1)

Plans Governed under ERISA

•	AnchorBank Group Health Plan

•	AnchorBank Group Vision Plan

•	AnchorBank Group Dental Plan

•	AnchorBank Group Life Insurance Plan

•	AnchorBank Long-Term Disability Insurance Plan

•	AnchorBank Flexible Spending Accounts

•	AnchorBank 401(k) Retirement Plan

Employment Agreements

•	Employment Agreement, dated as of June 23, 2011, by and between Chris Bauer and the Bank. Mr. Bauer’s Employment Agreement expired in accordance with its terms on June 23, 2013. The Bank continues to honor the terms of and continues to provide to Mr. Bauer the same benefits which were afforded under his expired Employment Agreement.

•	Employment Agreement, dated as of July 1, 2013, by and between Scott McBrair and the Bank

•	Employment Agreement, dated as of July 1, 2013 by and between Martha Hayes and the Bank

•	Employment Agreement, dated as of July 1, 2013, by and between Thomas Dolan and the Bank

•	Employment Agreement, dated as of July 1, 2013, by and between Mark Timmerman and the Bank

Executive Compensation Plans

•	Amended and Restated 1992 Management Recognition Plan

•	Excess Benefit Plan

•	Exec-U-Care Medical Reimbursement Plan

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•	Annual Incentive Bonus Plan

•	1995 Stock Option Plan for Non-Employee Directors

•	1995 Stock Incentive Plan

•	2001 Stock Option Plan for Non-Employee Directors

•	2004 Equity Incentive Plan

Severance Arrangements

•	See attached schedule of severance benefits

Other Arrangements

•	Supplemental Compensation Agreement, by and between James Smessaert and the Bank (as successor to Ledger Bank)

•	Supplemental Compensation Agreement, by and between Peter Gilbert and the Bank (as successor to Ledger Bank)

•	Deferred Compensation Agreement, dated as of December 1986, by and between Douglas Timmerman and the Bank (f/k/a Anchor Savings and Loan Association), as amended (funded in grantor trust managed by American Stock Transfer and Trust Company)

•	Directors’ Deferred Compensation Plan. The Company and the Bank have deferred payment of directors fees to David Omachinski, which deferred fees accrue quarterly interest at 0.5% above the 5-year Treasury Note interest rate.

•	Charles Bullock Long Term Compensation Plan and Retention Plan (funded by separate rabbi trusts with Independence Bank)

•	The Bank has an interest in 7 cash surrender life insurance policies that were purchased over time for various purposes, some of which were inherited by the Bank through acquisitions. These policies cover Mr. D. Timmerman, Mr. Gilbert and Mr. Smessaert.

•	The Company provides certain Ancillary Employer Sponsored Benefits as described in Employee Handbook

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Section 2.2(x)

Agreements with Regulatory Agencies

•	Order to Cease and Desist, dated June 26, 2009, between the Bank and the OTS

•	Order to Cease and Desist, dated June 26, 2009, between the Company and the OTS

•	Stipulation and Consent to Prompt Corrective Action Directive, dated August 31, 2010, between the Bank and the OTS

•	As successor to the OTS, the OCC has proposed to replace the Order to Cease and Desist and the Stipulation and Consent to Prompt Corrective Action Directive between the Bank and the OTS in their entirety with a new Consent Order between the Bank and the OCC. The Company requested that the OCC postpone entering into the Consent Order with the Bank while the Company continued exploring alternatives to address the Company’s and the Bank’s capital needs. As of the date of the Agreement, the Bank and the OCC have not entered into the new Consent Order.

•	See Section 2.2(d)(3) of these Disclosure Schedules

•	See Section 2.2(m) of these Disclosure Schedules

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